Exhibit 99.1

DOMINION MINERALS CORP.

PRESS RELEASE

Dominion Announces Resignation of Chief Executive Officer

NEW YORK, March 20 /PRNewswire-FirstCall/ -- Dominion Minerals Corporation (OTC Bulletin Board: DMNM) ("Dominion") announced today its Chief Executive Officer, Manuel Jose Paredes, has resigned as the Chief Executive Officer and from the Company's Board of Directors.

Mr. Paredes had served as Panama's Under Secretary of Commerce until last year and his responsibilities included oversight of Panama's mining and resource sector.  Mr. Paredes is now resigning in order to avoid potential conflicts of interest which may arise as a result of his former position.  As a result of Mr. Paredes' resignation, the Company's Board of Directors has appointed Pini Althaus, the Company's former Chief Executive Officer and current Chairman of its Board of Directors, as interim Chief Executive Officer.  The Company will resume its search for a permanent CEO, whose focus will be on moving the Company forward with its Cerro Chorcha project in Panama.

Dominion would like to thank Mr. Paredes for his service to the Company in his capacity as a Chief Executive Officer and Director.

Commenting on his resignation, Mr. Paredes stated: "I am thankful for the opportunity to work with Dominion.  However, both Dominion and I believe that it is best to avoid even the appearance of impropriety.  I wish Dominion and its employees and management the best of luck and a bright future."

About Dominion Minerals Corp. and Cerro Chorcha

Dominion Minerals Corp. is a US-based copper and gold exploration and development company focused primarily on its Cerro Chorcha Project in Panama.

Cerro Chorcha is a large porphyry copper, gold, silver project located in the Chiriqui and Bocas Del Toro Provinces.  Overall, the project hosts an Indicated mineral resource of 117.4 million tonnes grading 0.51% Cu, 0.07 g/t Au and 1.7 g/t Ag, and, in addition, an Inferred mineral resource of further 84.5 million tonnes grading 0.46% Cu, 0.07 g/t Au and 1.9 g/t Ag (using a 0.2% Cu cut-off grade).  This represents total in-situ metal of 2.17 billion lbs of Copper, 449,000 oz. of Gold and 11.58 million oz. of Silver.  The high-grade zone described above is located in the central portion of the concession and has been singled out using a 0.65% Cu cut-off grade.

For more information please visit http://www.dominionminerals.com

Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements".  All statements in this release, other than statements of historical facts, that address continuing to Canada, exchange listing application, additional financing, seeking and acquiring new projects and gaining recognition are forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of gold, general economic conditions, market and business conditions, statements or information with respect to known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information.  Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to the Company's plans at its mineral properties, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, metal recoveries, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain adequate financing on a timely basis, the effect of hedging activities, including margin limits and margin calls, regulatory restrictions, including environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-KSB, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov.  These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.